UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

NIKOLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38495	82-4151153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4141 E Broadway Road Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

(480) 666-1038

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2022, Nikola Corporation (the “Company”) announced that Mark A. Russell, President and Chief Executive Officer of the Company, will retire as Chief Executive Officer effective January 1, 2023, and as President of the Company effective August 9, 2022. Mr. Russell will continue to serve as a member of the board of directors of the Company (the “Board”).

On August 9, 2022, the Company appointed Michael Lohscheller to serve as President of the Company effective immediately, and as the Company’s Chief Executive Officer upon Mr. Russell’s retirement on January 1, 2023. Mr. Lohscheller, age 53, has served as President of Nikola Motor division since March 2022. Prior to joining the Company, Mr. Lohscheller served as the Global Chief Executive Officer of VinFast LLC, a private automotive manufacturer, from September 2021 to December 2021. Prior to that, from June 2017 to August 2021, Mr. Lohscheller served as Chief Executive Officer and board member at Group PSA of Opel Automobile GmbH, a German automobile manufacturer, and from September 2012 to June 2017, as Chief Financial Officer of Opel Group, General Motors Europe. Mr. Lohscheller served in various capacities at Volkswagen Group of America, a German automobile company, including as Chief Financial Officer from January 2008 to August 2012, and as Director of Group Marketing from 2004 to 2007. From 2001 to 2004, Mr. Lohscheller served as the Chief Financial Officer of Mitsubishi Motors Europe, a Japanese automotive manufacturer.

In addition, Mr. Lohscheller was appointed to the Board, effective August 9, 2022.

On August 15, 2022, the Board approved an Amendment to Executive Employment Agreement with Mr. Lohscheller (the “Lohscheller Amendment). The terms of Mr. Lohscheller’s employment agreement, as modified by the Lohscheller Amendment, provide that his employment with the Company will continue until terminated in accordance with the terms of the employment agreement. Mr. Lohscheller’s annual base salary was increased from $1 to $450,000. Pursuant to the employment agreement, on August 15, 2022 Mr. Lohscheller was granted a restricted stock award for 511,400 shares. The award is subject to vesting restrictions lapsing annually over a three-year period subject to his continued employment. Mr. Lohscheller was also granted a restricted stock award for an additional 267,250 shares, that vest subject to a $25 per share stock price milestone attained by June 3, 2024. Commencing with annual grants to be made in 2023, Mr. Lohscheller will be eligible for annual grants of stock awards subject to Board approval having an aggregate value on the date of grant of not less than $5,050,000, 50% of which will consist of a time-vested award subject to vesting restrictions which will lapse annually over a three-year period starting on the grant date, and 50% of which will consist of a performance award subject to such employment and performance based milestones as determined by the Board in its discretion.

Pursuant to his employment agreement, in the event of an Involuntary Termination (as defined in the agreement) of Mr. Lohscheller’s employment and subject to Mr. Lohscheller’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including two year noncompete and nonsolicitation covenants and a nondisparagement covenant, Mr. Lohscheller will be entitled to receive: (1) a lump sum cash payment in an amount equal to $2,600,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Lohscheller’s performance-based award (and the post termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Lohscheller’s performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, prorated for the length of his employment during the performance period.

The selection of Mr. Lohscheller as President and Chief Executive Officer of the Company was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Lohscheller and any director or executive officer of the Company, and there are no transactions between Mr. Lohscheller and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Also on August 15, 2022, the Board approved an Amendment to Executive Employment Agreement with each of Kim Brady, Chief Financial Officer, Britten Worthen, Chief Legal Officer, Pablo Koziner, President, Nikola Energy, and Joseph Pike, Chief Human Resources Officers (each an “Executive Amendment”). Pursuant to the Executive Amendments, (a) the annual salary of each such officer increased from $1 to $450,000 commencing as of the date of the Executive Amendment; (b) commencing with annual grants in 2023, 50% of each such officer’s annual grant will consist of a restricted stock award that is subject to time-based vesting restrictions which will lapse annually over a three-year period starting on the grant date subject to continued employment, and 50% of each such officer’s annual grant will consist of a performance award subject to such employment and performance based milestones as shall be determined by the Board in its discretion; and (c) each such officer’s existing performance-based stock awards with a stock price milestone of $40 and $55 per share was cancelled, and the performance period applicable to the shares with a $25 stock price milestone was extended by 12 months, from June 3, 2023 to June 3, 2024.

The foregoing summaries of the Lohscheller Amendment and the Executive Amendments do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amendment to Executive Employment Agreement between the Company and each of Mr. Lohscheller, Mr. Brady, Mr. Worthen, Mr. Koziner and Mr. Pike, respectively, filed as Exhibits hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Amendment to Executive Employment Agreement by and between the Company and Michael Lohscheller dated August 15, 2022.

10.2#	Amendment to Executive Employment Agreement by and between the Company and Kim J. Brady dated August 15, 2022.

10.3#	Amendment to Executive Employment Agreement by and between the Company and Britton M. Worthen dated August 15, 2022.

10.4#	Amendment to Executive Employment Agreement by and between the Company and Pablo M. Koziner dated August 15, 2022.

10.5#	Amendment to Executive Employment Agreement by and between the Company and Joseph R. Pike dated August 15, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2022

NIKOLA CORPORATION

By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer